Exhibit 99.1

Press Release

RELM WIRELESS SECURES NEW FINANCING PACKAGE

Silicon Valley Bank Accepts Role Of Primary Lending Source

WEST MELBOURNE, Fla, Sept. 4, 2003 -- RELM Wireless Corporation (OTC Bulletin Board: RELM) today announced the closing of a $2.8 million financing package, including a revolving line of credit through Silicon Valley Bank and additional equity invested by three funds affiliated with RELM directors. As a result of the new financing, RELM’s obligation to its former lender has been fully satisfied. The remaining working capital provided by the transaction will be utilized to fund future business plans and operating requirements.

The agreement with Silicon Valley Bank provides a revolving line of credit up to $2.5 million for one year and is secured by substantially all of the Company’s assets, principally trade receivables and inventory.

In a concurrent transaction, three funds affiliated with certain of the Company’s directors provided the Company with $300,000 through the purchase of 500,000 shares of RELM common stock at $0.60 per share, which was the closing price on the date the transaction was approved.

“This financing package indicates the confidence of our directors, as well as Silicon Valley Bank, and reaffirms our business strategy and recent success,” commented RELM President and CEO Dave Storey. “Securing this financing allows us to continue our focus on critical growth initiatives, and puts RELM in a much stronger position moving forward. We now have the working capital to execute our aggressive plans, including the expansion of our low-cost, high-quality, digital product line, which has met the most stringent APCO Project 25 technical specifications. Our initial digital products have been rapidly gaining momentum in the market since their recent introduction and inclusion on the Department of Interior and Government Services Administration contract this year.”

Silicon Valley Bank, a prominent financing source in high-technology sectors, provides diversified financial services to emerging growth and mature companies. Through its focus on specialized markets and extensive knowledge of the people and business issues driving them, Silicon Valley Bank provides a level of service and partnership that measurably impacts its clients’ success. Founded in 1983 and headquartered in Santa Clara, California, the company serves more than 9,500 clients across the country through 27 regional offices. More information on Silicon Valley Banks can be found at www.svb.com.

For more than 55 years, RELM Wireless Corp. has manufactured and marketed two-way FM business-band radios, as well as high-specification public safety mobile and portable radios, repeaters and accessories, base station components, and subsystems. Revolutionary advances include new low-cost digital portable two-way radios compliant with APCO Project 25 technical specifications. Products are manufactured and distributed worldwide under BK Radio, RELM, Uniden PRC and brand names. The company maintains its headquarters in West Melbourne, Florida and can be contacted through its web site at www.relm.com or directly at 1-800-821-2900.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act Of 1995 and is subject to the safe-harbor created by such act. These forward-looking statements concern the Company’s operations, economic performance and financial condition and are based largely on the Company’s beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors and risks include, among others, the following: the factors described in the Company’s filings with the Securities and Exchange Commission; general economic and business conditions; changes in customer preferences; competition; changes in technology; change sin business strategy; the indebtedness of the Company; quality of management, business abilities and judgment of the Company’s personnel; and the availability, terms and deployment of capital. Certain of these factors and risks, as well as other risks and uncertainties are stated in more detail in the Company’s Annual Report on Form 10-K. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.